MILLER ENERGY RESOURCES PROVIDES UPDATE ON ALASKA OPERATIONS
RU-5B Producing, Sword 1 to Total Depth and Record Quarterly Oil Sales

ANCHORAGE, AK - (October 31, 2013). Miller Energy Resources, Inc. (the “Company” or “Miller”) (NYSE: MILL) provided an update today on its RU-5B, Sword No. 1 and RU-D1 wells. The Company’s wholly owned Alaskan subsidiary, Cook Inlet Energy, successfully completed sidetracking the RU-5B well in mid-October and has brought the well online. The Sword No. 1 well reached final drilling depth on October 23 and final casing string has been successfully set. The Company has also successfully completed the RU-D1 disposal well. For the quarter ending October 31, 2013 the Company reports record oil sales with over 200,000 barrels sold, approximately double the amount from the same period in the prior fiscal year.

Prior to the sidetrack drilling procedure, RU-5 had reportedly produced approximately 100% water. The RU-5 sidetrack reached a final measured depth of 15,750 feet. The Company engineered and performed a completion on the well, beginning production and the clean-up process in mid-October. The new well is currently producing approximately 250 BOPD and the Company is seeing oil cuts continually improve on a daily basis. As a whole, the Osprey platform is currently producing over 2,500 BOEPD.

Following completion of the RU-5B sidetrack, Rig-35 was skidded to the RU-D1 disposal well location and a work-over successfully completed. This well will allow for additional disposal capacity on mud and cuttings generated from future wells. Rig-35 is currently being relocated from Leg-3 to Leg-2 of the Osprey platform in preparation to drill the Company’s new grassroots well, RU-9, which targets the Southern Step Out of the Redoubt Shoal structure. RU-9 is intended to achieve oil reserves from a large four way structure located approximately 2.5 miles southwest of the platform. The Company expects to spud the RU-9 well before the end of 2013.

After reaching a final drilling measured depth of 18,475 feet on the Sword No. 1 well, drilling crews successfully set final 5 inch casing string, cemented casing in place and are currently in the process of preparing to perform completion. During drilling the well encountered eleven third party reported hydrocarbon shows that include shows in the Tyonek gas sands, the Tyonek-G which is thought to be oil bearing and the Hemlock oil zone. With many identified potential zones behind pipe, the Company plans to initially perforate 168 feet in the liquid hydrocarbon zones and 66 feet in the gas-bearing zones. Third party reserve reports show approximately 950,000 barrels of oil based on only 43 feet of net pay. The completion on Sword No. 1 has been designed with the flexibility to allow for testing and production through multiple different oil and gas targets. Over the next several months, the Company plans to initially test and produce the Hemlock formation followed by the shallower zones and will announce results once completion procedures have been performed. The rig employed for the Sword No. 1 well will be moved and begin work on the Company’s next target, WMRU-8.

With the approval of the Otter Unit by the State of Alaska as a result of the Company’s appeal efforts, drilling activity was suspended on Olson Creek well No. 1 in order to free up Rig-34 for mobilization back to the Otter Unit to resume a time sensitive work commitment. The Company plans to commence operations to deepen the Otter No. 1 well in November.

“We are very pleased with the results from all current operational efforts,” stated Scott Boruff, Miller’s Chief Executive Officer. “We have consistently increased production on the Osprey platform to significant levels. Our team will continue to utilize data gathered from our efforts to execute as we develop the full potential of Miller Energy’s assets. Based on log results, our Sword well has extraordinary potential and we believe it could double the reserves currently reported for the West McArthur Field while providing us a launch pad for drilling into Sabre, which is an even larger identified prospect.”

About Miller Energy Resources
Miller Energy Resources, Inc. is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Mississippian Lime and the Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The company’s common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to the filing of its Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates. Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2013. Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Derek Gradwell
MZ Group
SVP, Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.com